EXHIBIT 1.2

RIO TINTO FINANCE (USA) PLC

OFFICERS’ CERTIFICATE

Officer’s Certificate pursuant to Section 301 of the Indenture

$1,000,000,000 1.375% Notes due 2016

$1,250,000,000 2.250% Notes due 2018

$250,000,000 Floating Rate Notes due 2015

$500,000,000 Floating Rate Notes due 2016

The undersigned, duly authorized by Rio Tinto Finance (USA) plc (the “Company”), pursuant to Section 301 of the indenture dated as of July 2, 2001 (as amended and restated as of March 16, 2012, the “Indenture”) among the Company, Rio Tinto Finance (USA) Limited, Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon and pursuant to a resolution duly adopted by the Board of Directors of the Company on June 11, 2013 delegating authority to the undersigned, HEREBY APPROVES AND CONFIRMS the following such terms:

2016 Notes

Title:	$1,000,000,000 1.375% Notes due 2016

Principal Amount:	$1,000,000,000

Maturity:	June 17, 2016

Issue Price:	100.00%

Interest Rate:	1.375% per year

Interest Payment Dates:	June 17 and December 17 of each year, commencing on December 17, 2013

Issue Date:	June 19, 2013

Record Dates:	June 2 and December 2

Optional Redemption:	The Company or either of Rio Tinto plc or Rio Tinto Limited may redeem the 2016 Notes, in whole or in part, at its or their option at any time and from time to time at a redemption price equal to the greater of (x) 100% of the principal amount of the 2016 Notes to be redeemed and (y) as certified to the Trustee by the Company, Rio Tinto plc or Rio

Tinto Limited, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points together, in each case, with accrued interest on the principal amount of the 2016 Notes to be redeemed to the date of redemption. In connection with such optional redemption the following defined terms apply:

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2016 Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker”.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding that redemption date, as set forth in the daily statistical release designated H.15 (519) (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker for the 2016 Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer” means each of BNP Paribas Securities Corp., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and RBS Securities Inc. and their respective successors and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by the Company, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption, provided, however, that, if that redemption date is not an interest payment date with respect to such 2016 Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the 2016 Notes to be redeemed. On and after any redemption date, interest will cease to accrue on the 2016 Notes or any portion thereof called for redemption. On or before any redemption date, the Company shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the 2016 Notes to be redeemed on such date. If less than all the 2016 Notes are to be redeemed, the 2016 Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. The redemption price shall be calculated by the Independent Investment Banker and the Company and the Trustee and any paying agent for the 2016 Notes shall be entitled to rely on such calculation.

2018 Notes

Title:	$1,250,000,000 2.250% Notes due 2018

Principal Amount:	$1,250,000,000

Maturity:	December 14, 2018

Issue Price:	99.086%

Interest Rate:	2.250% per year

Interest Payment Dates:	June 14 and December 14 of each year, commencing on December 14, 2013

Issue Date:	June 19, 2013

Record Dates:	May 31 and November 30

Optional Redemption:

The Company or either of Rio Tinto plc or Rio Tinto Limited may redeem the 2018 Notes, in whole or in part, at its or their option at any time and from time to time at a redemption price equal to (i) if such redemption occurs prior to November 14, 2018, the greater of (x) 100% of the principal amount of the 2018 Notes to be redeemed and (y) as certified to the Trustee by the Company, Rio Tinto plc or Rio Tinto Limited, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points or (ii) if such redemption occurs on or after November 14, 2018, 100% of the principal amount of the 2018 Notes to be redeemed, together, in each case, with accrued interest on the principal amount of the 2018 Notes to be redeemed to the date of redemption. In connection with such optional redemption the following defined terms apply:

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2018 Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker”.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding that redemption date, as set forth in the daily statistical release designated H.15 (519) (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker for the 2018 Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer” means each of BNP Paribas Securities Corp., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and RBS Securities Inc. and their respective successors and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by the Company, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means, with respect to each 2018 Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption, provided, however, that, if that redemption date is not an interest payment date with respect to such 2018 Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the 2018 Notes to be redeemed. On and after any redemption date, interest will cease to accrue on the 2018 Notes or any portion thereof called for redemption. On or before any redemption date, the Company shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the 2018 Notes to be redeemed on such date. If less than all the 2018 Notes are to be redeemed, the 2018 Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. The redemption price shall be calculated by the Independent Investment Banker and the Company and the Trustee and any paying agent for the 2018 Notes shall be entitled to rely on such calculation.

2015 Floating Rate Notes

Title:	$250,000,000 Floating Rate Notes due 2015

Principal Amount:	$250,000,000

Maturity:	June 19, 2015

Interest Rate	The interest rate for the period from June 19, 2013 to, but excluding, the first interest reset date will be the initial base rate, as adjusted by adding the spread. Thereafter, the interest rate will be the base rate, as adjusted by adding the spread. The interest rate will be reset quarterly on each interest reset date.

Initial Base Rate	3-month U.S. dollar LIBOR, as determined on June 19, 2013

Base Rate	3-month U.S. dollar LIBOR

Spread	Plus 0.550%

Interest Payment Dates	Quarterly on March 19, June 19, September 19 and December 19, commencing September 19, 2013

Interest Reset Dates	Starting with the interest period scheduled to commence on September 19, 2013, the interest reset date for each interest period will be the first day of such interest period.

Interest Determination Date	The interest determination date relating to a particular interest reset date will be the second London and New York City business day preceding such interest reset date.

Issue Date:	June 19, 2013

Record Dates:	March 4, June 4, September 4 and December 4

2016 Floating Rate Notes

Title:	$500,000,000 Floating Rate Notes due 2016

Principal Amount:	$500,000,000

Maturity:	June 17, 2016

Interest Rate	The interest rate for the period from June 19, 2013 to, but excluding, the first interest reset date will be the initial base rate, as adjusted by adding the spread. Thereafter, the interest rate will be the base rate, as adjusted by adding the spread. The interest rate will be reset quarterly on each interest reset date.

Initial Base Rate	3-month U.S. dollar LIBOR, as determined on June 19, 2013

Base Rate	3-month U.S. dollar LIBOR

Spread	Plus 0.840%

Interest Payment Dates	Quarterly on March 17, June 17, September 17 and December 17, commencing September 17, 2013

Interest Reset Dates	Starting with the interest period scheduled to commence on September 17, 2013, the interest reset date for each interest period will be the first day of such interest period.

Interest Determination Date	The interest determination date relating to a particular interest reset date will be the second London and New York City business day preceding such interest reset date.

Issue Date:	June 19, 2013

Record Dates:	March 2, June 2, September 2 and December 2

The following terms apply to each tranche of Notes:

Guarantees	The Notes will be fully and unconditionally guaranteed by each of Rio Tinto plc and Rio Tinto Limited as to principal, interest, premium, if any, and any other additional amounts payable in respect of the Notes.

Form:	The Notes will be issued in registered form and will be represented by Global Securities, which will be executed and delivered in substantially the form attached hereto as Exhibit A. The Notes will be registered in the name of a nominee of The Depository Trust Company and deposited with The Bank of New York Mellon, as depositary.

Place of Payment, Paying Agent:	The Bank of New York Mellon 101 Barclay Street New York, NY 10286, United States

Form of Notes	The notes will be issued in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC and deposited with The Bank of New York Mellon, as depositary.

Notices and Demands to Company:	Rio Tinto Finance (USA) plc 2 Eastbourne Terrace London W2 6LG United Kingdom or Cheree Finan Rio Tinto Services Inc. 80 State Street Albany, NY 12207-2543, United States

Payment of Additional Amounts:	All payments of principal, any premium (if any) and interest in respect of the Notes or the Guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges imposed by any jurisdiction in which Rio Tinto plc or Rio Tinto Limited, as the case may be, or any successor entity, is organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax). If withholding or deduction is required by law, the Company or either of Rio Tinto plc or Rio Tinto Limited, as the case may be, must, subject to certain exceptions, pay to each beneficial owner of the Notes additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest on the Notes after deduction or other withholding for or on account of such present or future tax, assessment, duty or other governmental charge, will not be less than the amount that would have been payable on the Notes in the absence of such deduction or withholding.

Optional Tax Redemption:	The Notes may be redeemed at the option of the Company or either of Rio Tinto plc or Rio Tinto Limited upon the occurrence of certain tax events in accordance with the redemption provisions set out in the forms of the Note attached hereto as Exhibit A.

Further Issues:	The Company may from time to time without the consent of the holders of the Notes create and issue further notes having the same terms and conditions as the notes so that the further issue is consolidated and forms a single series with such notes, provided that such further issue constitutes a “qualified reopening” for U.S. federal income tax purposes or such further notes are issued with not more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

Other Terms:	The other terms of the Notes shall be substantially as set forth in the Indenture dated as of July 2, 2001, as amended and restated as of March 16, 2012, and the Prospectus Supplement dated June 14, 2013 relating to the Notes and the forms of the Note attached hereto as Exhibit A.

Dated: June 19, 2013

/s/ Alexander Chmel
Name:	Alexander Chmel
Title:	Legal Counsel